SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2018

SYNALLOY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-19687	57-0426694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

	4510 Cox Road, Suite 201, Richmond, Virginia	23060
	(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (804) 822-3260

Inapplicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On May 25, 2018, Synalloy Corporation’s (“Synalloy”) subsidiary Bristol Metals, LLC, a Tennessee limited liability company (“Bristol Metals”), entered into a Purchase and Sale Agreement (the “PSA”) with Marcegaglia USA, Inc., a Pennsylvania corporation (“MUSA”). Pursuant to the terms and conditions of the PSA, Bristol Metals has agreed to purchase MUSA’s real estate property in Munhall, Pennsylvania (the “Munhall Property”) for a purchase price of $10.0 million. At Closing, Bristol Metals and MUSA will terminate the facility lease the parties entered into when Bristol Metals purchased MUSA’s stainless steel pipe and tube operations on March 1, 2017. The parties’ obligations to consummate this real estate transaction are subject to completion of due diligence and certain customary closing conditions. Closing is expected to occur on or about June 29, 2018.

At or just prior to closing, Bristol Metals intends to designate its rights to take title to the Munhall Property to Store Capital Acquisitions, LLC, a Delaware limited liability company or its affiliate (together, “Store”), who will fund the full purchase price of the transaction and take title to the Munhall Property. As part of the transaction, Bristol Metals has agreed to enter into an absolute triple net lease with Store pursuant to which Bristol Metals will lease the Munhall Property for an initial term of 20 years, with two renewal options of ten years each. First year rent expense will be $860,000. The lease will include a rent escalator equal to the lesser of 1.25 times the percentage increase in the Consumer Price Index since the previous increase or 2.00%. Synalloy will provide payment and performance guaranties under the lease to provide a credit enhancement for the benefit of Store.
The description of the PSA contained in this Current Report on Form 8-K is a summary and is qualified in its entirety by the terms of the PSA. The Company will file the PSA with the U.S. Securities and Exchange Commission as an exhibit to its next Quarterly Report on Form 10-Q.
A copy of the press release announcing the execution of the PSA is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 8.01. OTHER EVENTS
As a mutual condition to closing the purchase and sale of the Munhall Property, Bristol Metals and MUSA have agreed to simultaneously sign and close an asset purchase agreement, whereby Bristol Metals will acquire MUSA’s galvanized tube operations at the Munhall Property (the “Business”). The transaction is expected to close simultaneously with the Bristol Metals’ purchase-leaseback of the Munhall Property, with an effective date of July 1, 2018.

The purchase price for the all-cash acquisition is $10.0 million, which amount could be adjusted up or down depending on estimated working capital at closing. MUSA will also receive quarterly earn-out payments for a period of four years following closing equal to three percent (3%) of Bristol Metals’ revenue generated from the Business, with no minimum or maximum.

Synalloy will fund the acquisition with a draw against its $65.0 million asset based line of credit with Branch Banking and Trust Company.

A copy of the press release announcing this pending transaction is attached as Exhibit 99.1 and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release issued by Synalloy Corporation on May 29, 2018.

Exhibit Number	Name
99.1	Press Release issued by Synalloy Corporation on May 29, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

By: /S/ DENNIS M. LOUGHRAN
Dennis M. Loughran
Chief Financial Officer

Dated: May 30, 2018